Exhibit 99.1

From: Matt Liotta
Sent: Wednesday, August 05, 2009 2:27 PM
To: John Jenkins
Subject: Board Resignation

John,

For your records, I have resigned from Rapid Link's Board effective 8/3/09.

-Matt